Exhibit 10.2

ADVISORY AND CONSULTING AGREEMENT

顾问咨询协议

This Agreement ("Agreement") is made and entered into by and between ReTo Eco-Solutions., Inc., a company organized and existing under the laws of British Virgin Islands (the "Company"), and J Capital Management Ltd, a company organized and existing under the laws of the British Virgin Islands with its registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the "Consultant"), as of April [ ], 2025.

本协议（“协议”）由ReTo Eco-Solutions., Inc., 一家根据英属维尔京群岛法律组建和存续的公司，）（“公司”）与 J Capital Management Ltd, 一家根据英属维尔京群岛法律组建和存续的公司，注册地址为OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“顾问”）于 2025年4月 日签订。

1. Purpose

The Consultant has identified a target company for the Company, the Company hereby agrees to engage the Consultant as the exclusive consultant to provide advisory and consulting services related to a potential acquisition (the “Transaction”) of MeinMalzeBier Holdings Limited, a company organized and existing under the laws of the British Virgin Islands (the “Target”), and related matters in accordance with the terms and conditions set forth in this Agreement.

1．	目的

鉴于财务顾问为公司寻找的目标公司，因此公司特此独家聘用该财务顾问根据本协议规定的条款和条件向公司提供拟并购MeinMalzeBier Holdings Limited , 一家根据英属维尔京群岛法律组建和存续的公司（“目标公司”） （该并购交易下称“交易”）的咨询和顾问服务和相关事项的咨询建议。

2. Term and Fees

This Agreement shall be effective for a period ending on the earlier to occur (i) [ ], 2025 or the closing of the Transaction (the “Engagement Term”).

2．	期限和费用

本协议的有效期截至以下两者中较早发生者：（i）2025年[ ]日，或（ii）交易的交割日（“聘用期限”）。

a. The Company shall issue to the Consultant and/or its designees an aggregate of 764,705 Class A shares of the Company, par value $1.0 per share (the “Shares”), with an aggregate value of US$2.60 million within five working days after the completion of the Transaction.

a.公司应于完成交易后五个工作日内发行764，705股价值260万美元的A类股票给顾问和/或其指定人。

3. Duties of the Consultant

During the term of this Agreement, the Consultant will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake unreasonable duties not within the scope of the advisory and consulting services contemplated by this Agreement or for the purposes of the Transaction.  In performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts.  It is understood and acknowledged by the parties that the value of the Consultant’s advice is not measurable in any quantitative manner, and that the Consultant shall not be obligated to spend any specific amount of time doing so. The Consultant’s duties may include, but not necessarily be limited to:

3.财务顾问的职责。

在本协议期限内，财务顾问将根据公司合理要求向公司提供定期和日常的咨询建议，但公司不得通过本协议要求财务顾问承担不合理地超出预期咨询服务范围的或者与完成交易目的无关的职责。在履行这些职责时，财务顾问应通过其最佳判断和努力为公司带来利益。 双方理解并承认，财务顾问建议的价值无法以任何定量方式衡量，并且顾问没有义务为此花费任何特定的时间。财务顾问的职责可能包括但不一定限于：

(a)	Forming an M&A team responsible for advising the Company on the acquisition of Target, which is led by one of the Consultant’s managing directors along with two team members with experience and expertise in law, accounting, capital markets and so forth.

(a)成立一个专门并购团队负责为公司并购目标公司提供咨询和建议，该团队由一名董事总经理领导和两名团队成员组成，他们均具有相关法律、会计、资本市场等经验和技能。

(b)	Assisting the Company in conducting due diligence of the Target, including business, financial and legal due diligence.

(b)协助公司对目标公司进行尽职调查，包括财务和法务方面的尽职调查。

(c)	Assisting the Company with the audit of the Target, including supervising the auditing firm and monitoring and expediting the progress of the audit work.

(c)协助公司对目标公司进行审计，包含监督和敦促审计公司的工作进度。

(d)	Assisting the Company to formulate the acquisition plan for the Target, and providing suggestions on the execution of the acquisition plan and closing of the acquisition.

(d)协助公司制定对目标公司的收并购计划，并就公司的收并购计划的执行和交割提供建议。

4. Relationships with Others and Confidentiality.  The Company acknowledges that the Consultant or its affiliates is in the business of providing financial advisory services and consulting advices (of all types contemplated by this Agreement) to others.  Nothing contained herein shall be construed to limit or restrict the Consultant in conducting such business with respect to others, or in rendering such advices to others.  In connection with the rendering of services hereunder, the Consultant has been or will be furnished with confidential information concerning the Company including, but not limited to, financial statements and information, cost and expense data, production data, trade secrets, marketing and customer data, and such other information not generally obtained from public or published information or trade sources.  Such information shall be deemed “Confidential Material” and, except as specifically provided herein, shall not be disclosed by the Consultant without prior written consent of the Company and shall be used only for the purposes of performing its obligations hereunder and in compliance with applicable laws, including but not limited to Regulation FD.  In the event the Consultant is required by applicable law or legal process to disclose any of the Confidential Material, it is agreed that the Consultant will deliver to the Company prompt notice of such requirement prior to disclosure of it to permit the Company to seek an appropriate protective order and/or waive compliance of this provision.   Following the termination of this Agreement, the Consultant shall return to the Company all Confidential Material.

4.与第三方的关系和保密。公司承认财务顾问或其附属公司从事向任何第三方提供金融服务和咨询建议（本协议约定的所有类型）的业务。 本文包含的任何内容均不得解释为限制或限制财务顾问向第三方开展此类业务或向他人提供此类建议。 在提供本协议项下的服务时，顾问已经或将获得有关公司的机密信息，包括但不限于财务报表和信息、成本和费用数据、生产数据、商业秘密、营销和客户数据， 以及通常不是从公开或公开的信息或贸易来源获得的此类其他信息。 此类信息应被视为“机密材料”，除非本文特别规定，未经公司事先书面同意，财务顾问不得披露此类信息，并且只能在遵守适用法律（包括但不限于美国证券交易委员公平披露规则）的情况下使用此类信息。 如果适用法律或法律程序要求顾问披露任何机密材料，则同意财务顾问将在披露之前立即向公司发出此类要求的通知，以允许公司寻求适当的保护令和/或放弃遵守本规定。本协议终止后，财务顾问应向公司交付所有机密材料。

5.Consultant’s Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant (including its officers, directors, employees, agents and representatives) or a material breach of this Agreement by the Consultant (including its officers, directors, employees, agents and representatives), the Consultant shall not be liable to the Company or to any officer, director, employee, agent, representative, shareholder or creditor of the Company for any action or omission of Consultant or any of its officers, directors, employees, agents, representatives or stockholders in the course of, or in connection with, rendering or performing any services hereunder.  The liability of the Consultant pursuant to this Agreement shall be limited to the aggregate fees received by the Consultant hereunder, which shall not include any liability for incidental, consequential or punitive damages.

5.财务顾问的责任。如果财务顾问没有重大过失或故意不当行为或严重违反本协议，则财务顾问或其任何管理人员、董事、雇员、代理人、代表或股东不会因为在提供或履行本协议项下任何服务的过程中或与之相关的任何作为或不作为对公司或公司的任何管理人员、董事、雇员、代理人、代表、股东或债权人承担责任。根据本协议，财务顾问的责任仅限于顾问根据本合同收到的费用总额，该费用不包括对附带、后果性或惩罚性损害的任何责任。

6.Termination.  This Agreement may be terminated at any time during the Engagement Term by the Consultant or the Company upon fifteen (15) days prior written notice to the other party. The parties may also terminate this Agreement in the event of any material misrepresentation by the other party, or any material breach of obligations by the other party under this Agreement. In the event of termination, this Agreement shall become void, without liability on the part of each party or its affiliates, directors, officers or stockholders except that the Consultant shall be entitled to retain or receive compensation for services it has rendered, including payment for expenses it has incurred up to the date of such termination.

6.终止。在聘用期限内，顾问或公司均可在提前十五（15）日书面通知对方的情况下随时终止本协议。若任一方存在重大虚假陈述，或严重违反本协议项下的义务，双方亦可终止本协议。在终止的情况下, 本协议将失效，各方及其关联方、董事、高级职员或股东不再承担任何责任，但顾问有权保留或获得其已提供服务的报酬，包括截至终止之日已产生的费用的支付。

7. Expenses.  The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred in connection with services provided to the Company, subject to prior written approval of the Company, up to 2,000.

7.费用。公司在收到适当的证明文件后，应向财务顾问报销因向公司提供服务而产生的所有合理的实际支出，惟须事先获得公司的书面批准，且报销金额上限为2,000美元。

8.Limitation Upon the Use of Advice and Services.

8. 使用财务顾问建议和服务的限制。

(a)	No person or entity, other than the Company or any of its subsidiaries or directors or officers of each of the foregoing, shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the Company shall not transmit such advice to, or encourage or facilitate the use or reliance upon such advice by others without the prior consent of the Consultant.

(a)除公司或其任何子公司或上述各公司的董事或高级职员外，任何个人或实体均无权使用或依赖顾问根据本协议提供的建议，并且公司未经顾问事先同意，不得向他人传送此类建议，也不得鼓励或协助他人使用或依赖此类建议。

(b)	Use of the Consultant’s name in annual reports or any other report of the Company or releases by the Company must have the prior approval of the Consultant unless the Company is required by law to include Consultant’s name in such annual reports, other report or release of the Company, in which event Consultant will be furnished with copies of such annual reports or other reports or releases using Consultant’s name in advance of publication by the Company.

(b)在公司年度报告或任何其他报告或公司发布的报告中使用财务顾问的姓名必须事先获得顾问的批准，除非法律要求公司在此类年度报告、其他报告或报告中包含财务顾问的姓名。在这种情况下，公司将在公司发布之前向财务顾问提供此类年度报告或其他报告或使用顾问姓名的新闻稿的副本。。

9.Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

9. 可分割性。 本协议的每项条款均可分割。 如果本协议的任何条款或规定因任何原因被视为非法或无效，则此类非法或无效不应影响本协议其他条款的有效性。

10.Miscellaneous.

10. 其他

(a)	The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. The parties shall not assign any of its obligations hereunder without the prior written consent of the other party.

(a)本协议的利益应归属于本协议各方及其各自的继承人和受让人，且本协议项下承担的义务和责任对本协议各方及其各自的继承人和受让人具有约束力。未经对方事先书面同意，任何一方不得转让其在本协议项下的任何义务。。

(b)	This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the any other financial agreements and/or arrangements between the parties.

(b)本协议体现了公司与顾问之间的完整协议和谅解，并取代与双方之间的任何其他财务协议和/或安排有关的任何及所有谈判、事先讨论以及初步和事先协议和谅解。

(c)	This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

(c) 本协议已由公司和顾问代表并正式授权、签署和交付。

(d)	This Agreement shall be construed and interpreted in accordance with the laws of the state of New York, without giving effect to conflicts of laws.

(d) 本协议应根据纽约州法律解释，不考虑法律冲突。

(e)	There is no relationship of partnership, agency, employment, franchise or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

(e) 双方之间不存在合伙、代理、雇佣、特许经营或合资关系。 任何一方均无权约束另一方或代表另一方承担任何义务。

(f)	The English version of this Agreement prevails.

(f) 本协议以英文版本为准。

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

特此声明，双方已于本协议签署之日签署本协议。

ReTo Eco-Solutions., Inc.

By:	/s/ Hengfang Li
Name:	Hengfang Li
Title:	Chief Executive Officer

J Capital Management Ltd

By:	/s/ Yi Liu
Name:	Liu Yi 刘毅
Title:	Chairman 董事长

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